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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
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☒ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to §240.14a-12

LOWRANCE ELECTRONICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
VOTING
RECOMMENDATION OF THE BOARD OF DIRECTORS
ELECTION OF DIRECTORS
BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD
EXECUTIVE OFFICERS AND COMPENSATION
PRINCIPAL STOCKHOLDERS
RATIFICATION OF SELECTION OF AUDITORS
CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT
PRINCIPAL ACCOUNTING FEES AND SERVICES
STOCKHOLDER PROPOSALS
OTHER MATTERS
EXHIBIT A

LOWRANCE ELECTRONICS, INC.
12000 East Skelly Drive
Tulsa, Oklahoma 74128-2486

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held January 27, 2004

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Lowrance Electronics, Inc., a Delaware corporation (the “Company”), will be held in the Executive Room on the Upper Lobby Floor of the Adam’s Mark Hotel, 100 East Second Street, Tulsa, Oklahoma, on Tuesday, January 27, 2004, at 10:00 a.m., local time, to consider and vote upon the following matters described in the accompanying Proxy Statement:

(1)	The election of four (4) directors for a one (1) year term to expire in 2004;

(2)	The ratification of the Board of Directors’ selection of Deloitte and Touche LLP as independent public accountants for the Company for its fiscal year 2004;

(3)	The transaction of such other and further business as may be brought before the Annual Meeting or any adjournment or adjournments thereof.

     Only Stockholders of record at the close of business on December 12, 2003 are entitled to vote at the meeting or any adjournment or adjournments thereof. Stockholders who do not expect to attend the meeting in person are urged to mark, date, sign, and mail the enclosed Proxy in the enclosed return envelope for which no postage is needed if mailed in the United States.

By Order of the Board of Directors

H. Wayne Cooper
Secretary

Tulsa, Oklahoma
December 26, 2003

IF YOU CANNOT BE PRESENT IN PERSON, PLEASE MARK, DATE,
AND SIGN THE ENCLOSED PROXY AND MAIL IT AT
YOUR EARLIEST CONVENIENCE

LOWRANCE ELECTRONICS, INC.
12000 East Skelly Drive
Tulsa, Oklahoma 74128-2486

PROXY STATEMENT

Annual Meeting of Stockholders
January 27, 2004

     The enclosed form of Proxy is solicited by the Board of Directors of Lowrance Electronics, Inc., (the “Company”) for use at the Annual Meeting of Stockholders (“Annual Meeting”) to be held in the Executive Room on the Upper Lobby Floor of the Adam’s Mark Hotel, 100 East Second Street, Tulsa, Oklahoma, on Tuesday, January 27, 2004, at 10:00 a.m., local time.

     This Proxy Statement and the Proxy was first mailed to Stockholders on or about December 26, 2003 and are furnished in connection with the solicitation of Proxies by the Board of Directors of the Company. A copy of the Company’s Annual Report to Shareholders for the fiscal year ended July 31, 2003 is being furnished with this Proxy Statement. This Proxy solicitation is by mail and at the expense of the Company. It may be that further solicitation of Proxies will be made by telephone or oral communication. All such further solicitation will be at the expense of the Company and may be conducted by employees of the Company who will not receive additional compensation for such solicitation.

VOTING

     Only Stockholders of record at the close of business on December 12, 2003 will be entitled to vote at the Annual Meeting. On December 12, 2003, there were outstanding 3,761,196 shares of Common Stock, par value $0.10 per share, all of which will be entitled to vote at the Annual Meeting. Each Share of Common Stock is entitled to one vote, with no right of cumulative voting. The Company has no other voting securities outstanding.

     Shares represented by Proxies received by the Board of Directors will be voted at the Annual Meeting in accordance with the specifications made thereon by the Stockholders, unless authority to do so is withheld. If no specification is made, the Proxy will be voted in favor of the proposals referred to therein and herein.

     Any Stockholder giving a Proxy has the power to revoke it at any time before it is voted, and revocation may be made by letter, notice in writing, or telegram addressed to H. Wayne Cooper, Secretary of Lowrance Electronics, Inc., 12000 East Skelly Drive, Tulsa, Oklahoma, 74128-2486, or by attendance at the meeting and voting his or her shares in person. Each Proxy, unless previously revoked, will be voted at the meeting.

     The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business. A quorum being present, all proposals to be voted on at the Annual Meeting will be decided by a majority vote of the shares present, in person or by proxy, certified by inspectors of election, unless the proposal relates to matters on which more than a majority vote is required under the Company’s Certificate of Incorporation, its Bylaws, or the laws of the State of Delaware, under whose laws the Company is incorporated.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors of the Company recommends a vote FOR the nominees named below for election as director and, FOR ratification of the Board of Directors’ selection of Deloitte and Touche LLP as independent public accountants for the Company for its fiscal year 2004.

ELECTION OF DIRECTORS

     Under the Company’s existing Certificate of Incorporation, all directors of the Company stand for election annually.

     The persons designated by the Board of Directors as proxies in the accompanying Proxy intend to vote, unless otherwise instructed in such Proxy, for the election of all directors. Should any director become unable for any reason to stand for election as a director of the Company, it is the intention of the persons named in the Proxy to vote for the election of such other person as the Compensation and Nominating Committee may nominate or the Board of Directors may recommend to replace that director. The Company knows of no reason why the current directors will be unavailable or unable to serve.

Standing for Election
(Term Expires December 2004)

     Darrell J. Lowrance. Mr. Lowrance, age 65, a founder of the Company, has been with the Company since its formation in 1957. He currently serves as President and Chief Executive Officer and a Director of the Company, positions he has held since 1964 and is active in the day to day operations of the Company. During 1983 and 1984, Mr. Lowrance served as President of the American Fishing Tackle Manufacturer’s Association (AFTMA). In July 1988, Mr. Lowrance returned to the Board of Directors of AFTMA, a position he previously held from 1978 through 1986. Additionally, in April 1989, Mr. Lowrance was elected as a director of the National Association of Marine Products and Services.

     Peter F. Foley, III. Mr. Foley, age 67, has served as a director since October 1991 and has been President of Boone Bait Company, a company engaged in the manufacture of saltwater fishing lures, since 1978. For more than 10 years, Mr. Foley has served on numerous boards related to the marine industry, including the American Fishing Tackle Manufacturer’s Association (AFTMA). Further, he has been awarded government grants, as an industry expert in international marketing of fishing tackle products, to study and report on key opportunities for the industry.

     George W. Jones. Mr. Jones, age 65, has been a director since April 2001. Mr. Jones is a retired Branch Manager and Vice President for The Equitable of New York, a national insurance and financial services provider.

     M. Wayne Williams. Mr. Williams, age 66, a retired CPA, has been a director since August 2002. He was employed by Electronic Data Systems (EDS) from 1976 until his retirement in 1996. While at EDS, he was responsible for the preparation of company financial statements in accordance with General Accepted Accounting Principles (GAAP), as well as the overview of all Securities and Exchange Commission (SEC) reporting. He was also responsible for statutory, contract, and GAAP reporting for the company’s wholly owned insurance subsidiary. Prior to EDS, he was an audit manager with the accounting firm of Touche Ross & Co., working in audit, tax and consulting, using General Accepted Auditing Standards (GAAS).

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

     The Company’s Board of Directors met six times during the fiscal year ended July 31, 2003. The Board of Directors has a standing Audit Committee and a standing Compensation and Nominating Committee.

     All incumbent directors attended 100% of the aggregate number of meetings of the Board and Committees upon which they sit. Each director receives $12,000 per year compensation and an additional fee of $1,000 for each meeting of the Board of Directors and $750 for each Committee meeting attended. All directors are reimbursed for certain reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors or Committee meetings.

     There are no family relationships between any director or executive officer of the Company.

Audit Committee

     The Company has a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (“Exchange Act”). During the Company’s 2003 fiscal year, the Audit Committee was composed of M. Wayne Williams (Chairman), Peter F. Foley, III, and George W. Jones. The Audit Committee held four meetings during the Company’s 2003 fiscal year. All members attended the meetings. Each member of the Audit Committee is “independent,” as such term is defined in Rule 4200(a)(15) of the National Association of Securities Dealers listing standards. The Audit Committee operates under a written charter adopted by the Audit Committee and approved by the Board of Directors. The Company’s Board of Directors has determined that the Company has at least one audit committee financial expert serving on its Audit Committee. M. Wayne Williams, the financial expert, is independent, as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act. The Audit Committee meets on a scheduled basis with the Company’s independent public accountants and is available to meet at the request of the Company’s independent public accountants. The Audit committee reviews the Company’s accounting policies, internal controls, and other accounting and auditing matters; considers the qualifications and independence of the Company’s independent public accountants; makes a recommendation to the Board as to the engagement of an independent public accountant; and reviews the letter of engagement and statement of fees relating to the scope of the annual audit and special audit work which may be recommended or required by the independent public accountants. The Audit Committee reviews and discusses the audited financial statements with management, discusses with the Company’s independent auditors matters required to be discussed by SAS 61 and makes recommendations to the Board of Directors relating to the Company’s audited financial statements. The Audit Committee and the Board of Directors of the Company amended the Charter for the Audit Committee on September 12, 2003, a copy of which is attached as Exhibit A.

2003 Board Audit Committee Report

     The members of the 2003 Audit Committee were M. Wayne Williams (Chairman), George W. Jones and Peter F. Foley, III. The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended July 31, 2003, included in the Company’s Annual Report on Form 10-K. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act except to the extent that the Company specifically incorporates it by reference in such filing.

     The Audit Committee has reviewed and discussed the Company’s audited financial statements with management. The Audit Committee has discussed with Deloitte & Touche LLP, the Company’s independent auditors, the matters required to be discussed by SAS 61 (Codification of Statements on Accounting Standards) which includes, among other items, matters related to the conduct of the audit of the Company’s financial statements.

     The Audit Committee has also received the written disclosures and the letter from Deloitte and Touche LLP required by the Independence Standards Board’s Standard No. 1 (which relates to the accountant’s independence from the Company and its related entities) and has discussed with Deloitte and Touche LLP their independence from the Company.

     The Audit Committee regularly reviews the independence of the Company’s accountants with respect to the rendition of non-audit services to determine that such services are compatible and do not affect the accountant’s independence.

     Based on the review and discussions referred to above, the 2003 Audit Committee recommended to the Company’s Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2003.

2003 Audit Committee: M. Wayne Williams, Chairman George W. Jones Peter F. Foley, III

Compensation and Nominating Committee

     During the Company’s 2003 fiscal year, the Compensation and Nominating Committee was composed of Peter F. Foley, III (Chairman), George W. Jones and M. Wayne Williams. The Compensation and Nominating Committee held two meetings during the Company’s 2003 fiscal year at which all members attended. The Committee reviews the nature and amount of compensation of the officers of the Company and recommends changes with respect thereto, including the Company’s Executive Bonus Plan and the 2001 Stock Option Plan and recommends the nominees for directors. The Committee will consider qualified director candidates submitted to it by other directors, employees, or stockholders. As a prerequisite to consideration, each recommendation must be accompanied by biographical material of the proposed candidate, fully disclosing the candidate’s qualifications and demonstrated sound business judgment, as well as an indication that the proposed candidate would be willing to serve as a director, if elected. In order for a candidate recommended by a Stockholder to be considered as a nominee at the Annual Meeting to be held in 2004, the name of such candidate, together with the written description of the candidate’s qualifications, must be received by the Secretary of the Company prior to August 6, 2004.

EXECUTIVE OFFICERS AND COMPENSATION

Executive Officers

     The executive officers of the Company are as follows:

Name	Age	Position

Darrell J. Lowrance	65	President and Chief Executive Officer since 1964.

Ronald G. Weber	59	Executive Vice President of Engineering and Manufacturing since July 2000. Prior thereto Mr. Weber was the Senior Vice President of Engineering since 1980 and was subsequently promoted to Executive Vice President of Technology and Engineering in December 1993.

Mark C. McQuown	51	Vice President of Sales since February 2000. Prior thereto, Mr. McQuown was Director of Sales since August 1997. Mr. McQuown joined the Company in June 1984 as a Zone Sales Manager and was subsequently promoted to Regional Sales Manager in June 1988, Director of International Sales in February 1995 and Director of International, Government and Industrial Sales in June 1996.

Bob G. Callaway	60	Vice President of Marketing since March 2000. Mr. Callaway joined Lowrance in August 1987 as Manager of Video Communications and was promoted to Director of Video Communications in October 1993. He subsequently joined Addvantage Media as Vice President-Field Service Group in March 1997. He worked as a freelance marketing consultant from October 1998 and in July 1999 joined T.D. Williamson as Manager of Marketing Resources before returning to Lowrance in March 2000.

Jane M. Kaiser	43	Vice President of Customer Operations since February 2000. Prior thereto, Ms. Kaiser was Director of Customer/Sales Service since August 1997. Ms. Kaiser joined the Company in May 1995 as Cost Productivity Analyst and was subsequently promoted to Director of Cost Productivity in December 1995. Prior to joining the Company, Ms. Kaiser was employed by Kimberly Clark for nine years. Ms. Kaiser holds an MBA from Oklahoma State University and a CPA from the State of Illinois.

Douglas J. Townsdin	40	Vice President of Finance and Chief Financial Officer since March 2000. Prior thereto, Mr. Townsdin was a Senior Manager with Arthur Andersen LLP since 1990.

All officers of the Company are elected annually and serve at the pleasure of the Board of Directors.

Section 16(a) Beneficial Ownership Reporting Compliance

     Each of the following persons failed to file on a timely basis a Form 4 required by Section 16(a) of the Exchange Act during the most recent fiscal year or prior fiscal year: Ronald G. Weber, Mark C McQuown, Bob G. Callaway, Jane M. Kaiser and Douglas J. Townsdin.

Summary Compensation Table

     The following table sets forth the aggregate cash compensation earned by the executive officers listed (the “Named Executive Officers”) for services rendered in all capacities to the Company for the fiscal years ended July 31, 2003, 2002 and 2001.

					(3)
				(2)	Securities
Name of Individual/Principal			(1)	Other Annual	Underlying Options/		(4)
Position	Year	Salary	Bonus	Compensation	SARS		All Other
		($)	($)	($)	(#'s)		($)

Darrell J. Lowrance	2003	429,200	304,700	—	—		24,000
President and Chief	2002	429,200	193,100	—	—		25,100
Executive Officer	2001	421,300	—	—	—		26,200

Ronald G. Weber	2003	253,700	118,000	—	—		6,000
Executive Vice President	2002	251,100	50,700	—	34,453	(5)	7,100
Of Engineering and	—	—	—	—	115,547	(6)	—
Manufacturing	2001	229,600	—	—	—		25,500

Douglas J. Townsdin	2003	156,200	72,600	—	—		6,000
Vice President of Finance	2002	156,200	31,200	—	25,000	(5)	3,900
Chief Financial Officer	2001	154,300	—	17,100	—		1,700

Mark C. McQuown	2003	159,000	74,000	—	—		6,000
Vice President of Sales	2002	159,000	31,800	17,500	25,000	(5)	5,000
	2001	156,200	—	20,300	—		10,800

Bob G. Callaway	2003	155,700	72,400	—	—		3,900
Vice President of Marketing	2002	155,700	31,100	15,600	25,000	(5)	3,900
	2001	153,900	—	25,400	—		1,900

Jane M. Kaiser	2003	150,000	69,700	—	—		5,800
Vice President of Customer	2002	148,300	30,000	—	25,000	(5)	4,400
Operations	2001	125,000	—	18,500	—		9,600

(1)	The Company’s Executive Bonus Plan for fiscal year 2003 provided for a performance bonus pool measured entirely on the basis of the Company’s pretax, prebonus earnings compared to targeted pretax, prebonus earnings. This bonus pool was to be divided, based on certain predetermined percentages, between the Company’s President and five Vice Presidents. In order to earn any performance bonus, it was necessary for pretax, prebonus income to exceed $4.4 million, which the Company did and, accordingly, performance bonuses of $580,000 were paid. The Executive Bonus Plan for fiscal year 2003 also provided for discretionary bonuses for executive officers, except the President, granted at the recommendation of the President on the basis of individual performance not to exceed 15% of their respective salaries. The President did exercise his right to recommend discretionary bonuses for executive officers of the Company to the Compensation and Nominating Committee of the Board of Directors. Accordingly, discretionary bonuses of $131,000 were paid.

(2)	The remuneration described in other annual compensation includes the cost to the Company of benefits furnished to the executive officers, including premiums for life and health insurance, personal use of Company automobiles or automobile allowances and other personal benefits provided to such individuals that are extended in connection with the conduct of the Company’s business. During fiscal 2003, no executive officers received other compensation in excess of 10% of such officer’s cash compensation.

(3)	Refer to the description below for a complete discussion of the stock options that the Board of Directors awarded under the 2001 Stock Option Plan, contingent upon Shareholder approval. Such shareholder approval was given on December 11, 2001.

(4)	Other compensation resulted from contributions to the Lowrance Savings Plan and Trust on behalf of the listed executive officers. Also included are director’s fees of $18,000, $20,000, and $24,000 paid to Mr. Lowrance and $0, $2,000, and $23,000 paid to Mr. Weber in 2003, 2002 and 2001, respectively.

(5)	Incentive stock options awarded under the 2001 Stock Option Plan. Refer to the description below for a complete discussion of this plan.

(6)	Non-qualified stock options awarded under the 2001 Stock Option Plan. Refer to the description below for a complete discussion of this plan.

Employment and Severance Arrangements

     The Company has entered into employment agreements (the “Employment Agreements”) with Bob G. Callaway, Mark C. McQuown, Douglas J. Townsdin and Jane M. Kaiser. The summary of such Employment Agreements contained herein does not purport to be complete and is qualified in its entirety by reference to the Employment Agreements which were filed as exhibits to the Company’s 2003 Annual Report on Form 10-K. The initial term of the Employment Agreements runs for a period of 24 months. Each agreement has a renewal term of an additional 24 months unless proper notice (as defined in the Employment Agreement) is given prior to the expiration of the initial term by either party. Under the terms of the Employment Agreements, if the employment of any executive is terminated other than for “cause” (as defined therein), then each such executive would be entitled to payment of their salary in accordance with the Company’s standard payroll practices for the remainder of the initial term of the agreement or a period of twelve months, whichever is longer. If the employment of the executive is terminated upon a change of control of the Company (as defined therein), then each such executive would be entitled to a lump sum payment equal to 24 months of their salary. As of December 12, 2003 the maximum aggregate amount of cash benefits payable to each executive would be $331,000 for Mark C. McQuown, $325,000 for Douglas J. Townsdin, $324,000 for Bob G. Callaway and $312,000 for Jane M. Kaiser.

Stock Option Plans

     On July 2, 2001, the Company adopted the 2001 Stock Option Plan which provides for a maximum of 300,000 common shares available for issue. The Plan provides for incentive stock options, non-qualified stock options and stock appreciation rights and is designed to serve as an incentive for attracting and retaining qualified, competent employees and directors. Depending upon the type of option, the options and stock appreciation rights granted cannot have terms greater than ten years and six months. The plan requires incentive stock options to be granted at an option price of not less than 100% of the fair market value of the Company’s Common Stock at the date of grant. The plan is administered by the Compensation and Nominating Committee and was approved by the shareholders at the Annual Meeting held December 11, 2001. As of July 31, 2003, five persons were eligible for consideration to receive options under the 2001 Stock Option Plan.

     On July 25, 2001, the Compensation and Nominating Committee recommended and the Board of Directors approved that a total of 134,453 incentive stock options be granted and 115,547 non-qualified stock options be granted under the 2001 Stock Option Plan, all at an exercise price of $2.67, the fair market value on the date of grant. Under the terms of the Stock Option Agreements signed by each of the five persons to whom options were granted, their respective options may be exercised in whole or in part only upon or after the first to occur of the following events: (i) the occurrence of any transaction by which Darrell J. Lowrance sells 100% of the shares he then owns directly in a private placement, registered public offering or through Rule 144 sales; (ii) upon the sale by the Company of all or substantially all of the Company’s assets and operations to a third party; or (iii) on or after July 24, 2010.

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR \Values

     The following table sets forth information concerning the exercise of stock options during fiscal 2003 by each of the named executive officers and the fiscal year-end value of unexercised options.

	Shares		Exercisable Number of securities			Value of unexercised
	acquired on	Value	underlying unexercised			in-the-money option/SARs at FY-
Name	exercise	realized	options/SARS at FY-end			end

			Exercisable	Unexercisable		Exercisable	Unexercisable

	(#)	($)	(#)	(#)		($)	($)

Ronald G. Weber	—	—	—	34,453	(1)	—	196,727
	—	—	—	115,547	(2)	—	659,773
Douglas J. Townsdin	—	—	—	25,000	(1)	—	142,750
Mark C. McQuown	—	—	—	25,000	(1)	—	142,750
Bob G. Callaway	—	—	—	25,000	(1)	—	142,750
Jane M. Kaiser	—	—	—	25,000	(1)	—	142,750

(1)	Incentive Stock Options

(2)	Non-Qualified Stock Options

Equity Compensation Plan Information

     The following table sets forth information with respect to the Company’s equity compensation plans. It describes the stock options issued under the 2001 Stock Option Plan, which is the only existing equity compensation plan approved by shareholders. The Company has no other equity compensation plans not approved by shareholders.

	(a)	(b)	(c)

	Number of securities to be	Weighted average	Number of securities remaining available
	issued upon exercise of	exercise price of	for future issuance under equity
	outstanding options, warrants	outstanding options,	compensation plans (excluding securities
Plan Category	and rights	warrants and rights	reflected in column (a))

Equity compensation	250,000	$2.67	50,000
plans approved by security holders

Equity compensation	—	—	—
plans not approved by security holders

Total	250,000	$2.67	50,000

Retirement Plan

     The Lowrance Savings Plan and Trust (the “Retirement Plan”) requires the Company to contribute to the Retirement Plan up to 6% of each participant’s salary annually. Participants include all employees of the Company, including executive officers, who have completed one year of employment with at least 1,000 hours of service. The Company makes a fixed contribution of 3% of each participant’s salary. In addition, if an employee makes voluntary contributions, the Company will make additional contributions equal to 50% of each dollar contributed by the employee, not to exceed 3% of the employee’s compensation. Each participant’s interest in the Company’s contributions vests fully over a period of seven years. Generally, a participant’s interest in the Company’s contributions may be withdrawn only upon termination or in certain hardship situations.

Compensation Committee Report on Executive Compensation

     The members of the Compensation and Nominating Committee are Mr. Peter F. Foley, III, M. Wayne Williams and Mr. George W. Jones. Each member of the Committee is a non-employee director.

     In determining the compensation payable to the Company’s executive officers, it is the basic philosophy of the Committee that the total annual compensation for these individuals should be at a level which is competitive with the marketplace in companies of similar size for positions of similar scope and responsibility. In determining the appropriateness of compensation levels, the Committee annually reviews the Company’s compensation policies and compensation information/surveys, which provide a comparison of the fixed and variable portions of the executive officer’s compensation.

     The key elements of the total annual compensation for executive officers consists of a base salary and variable compensation in the form of annual bonus and stock options. The base salaries are generally set based upon the information referenced above. Annual bonuses typically consist of two components, a performance bonus based entirely on the basis of the Company’s pretax, prebonus earnings and a discretionary bonus for executive officers, except the President, which is recommended by the President on the basis of individual performance.

     The base salary for the Chief Executive Officer is reviewed relative to the Wall Street Journal/Mercer Human Resource Consulting CEO Compensation Survey and falls below the median level in this survey. The committee has set the base pay for the Chief Executive at the current level which it believes is reasonable compared to the survey information and due to his tenure with the Company and his irreplaceable knowledge of and personal contacts and relationships in the industries in which the Company operates. All of the Chief Executive’s incentive pay is based on achieving targeted pretax, prebonus earnings levels with no discretionary bonus component.

2003 Compensation and Nominating Committee: Peter F. Foley, III, Chairman M. Wayne Williams George W. Jones

Performance Graph

     The following performance graph reflects the yearly percentage change in the Company’s cumulative total Stockholder return on Common Stock as compared with the cumulative total return of the NASDAQ (US) and the NASDAQ Electronic Components Index. All cumulative returns assume reinvestment of dividends and are calculated on a fiscal year basis on July 31 of each year.

LOWRANCE ELECTRONICS, INC.
PROXY DATA

	7/31/1998	7/31/1999	7/31/2000	7/31/2001	7/31/2002	7/31/2003

NASDAQ U.S	619.599	884.433	1,262.376	677.867	448.082	585.218
NASDAQ ELECTRONIC COMPONENTS	1,364.075	2,467.414	5,497.091	2,043.868	1,173.799	1,605.158
LEIX	4.063	6.188	3.625	2.950	3.660	8.380
ADJUST TO BASE:
	1998	1999	2000	2001	2002	2003
NASDAQ U.S.	100	143	204	109	72	94
NASDAQ ELECTRONIC COMPONENTS	100	181	403	150	86	118
LEIX	100	152	89	73	90	206

Data Source: NASDAQ Online Director (call and request)

PRINCIPAL STOCKHOLDERS

     The following table sets forth, as of December 12, 2003, the number and percentages of outstanding shares of the Common Stock beneficially owned by all persons known by the Company to own more than 5% of the Company’s Common Stock, by each director of the Company, and by all officers and directors of the Company as a group:

Name and Address	Amount and Nature of	Percentage
of Beneficial Owner	Beneficial Ownership	of Shares

Darrell J. Lowrance (1)	1,908,123 (2)	50.7%
12000 East Skelly Drive Tulsa, OK 74128-2486

Bonanza Master Fund, Ltd.	206,100	5.5%
8225 Douglas Avenue, Ste 423 Dallas, TX 75225

Peter F. Foley, III (3)	54,183	1.4%
Boone Bait Company	Direct
1501 Minnesota Avenue Winter Park, FL 32789

Ronald G. Weber (4)	36,645	1.0%
12000 East Skelly Drive Tulsa, OK 74128-2486

George W. Jones (3)	20,000	*
7607 So. Marion	Direct
Tulsa, OK 74136

M. Wayne Williams (3)	5,500	*
2800 Hacienda Ct.	Direct
Plano, TX 75023

Mark C. McQuown (4)	100	*
12000 East Skelly Drive	Direct
Tulsa, OK 74128-2486

Bob G. Callaway (4)	0	N/A
12000 East Skelly Drive Tulsa, OK 74128-2486

Jane M. Kaiser (4)	0	N/A
12000 East Skelly Drive Tulsa, OK 74128-2486

Douglas J. Townsdin (4)	0	N/A
12000 East Skelly Drive Tulsa, OK 74128-2486

All directors and	2,024,551 (5)	53.8%
officers as a group (including those listed above, nine persons total)

(1)	Director and Executive Officer.

(2)	Includes 324,408 shares held indirectly in an individual retirement account with Mr. Lowrance having the sole voting and investment power, and 3,725 owned indirectly by an immediate family member.

(3)	Director.

(4)	Executive Officer.

(5)	All securities owned by officers and directors are owned directly except for 328,133 shares described in note (2) above.

*	Less than 1%

RATIFICATION OF SELECTION OF AUDITORS

     The Board of Directors, upon recommendation of the Audit Committee, has selected Deloitte and Touche LLP as the independent public accountants for the Company for its fiscal year 2004, subject to ratification by the Stockholders at the Annual Meeting.

     Deloitte and Touche LLP served as independent public accountants for the Company for its last fiscal year. A representative of Deloitte and Touche LLP will attend the Annual Meeting and have the opportunity to make a statement if the representative desires to do so and will be available to answer appropriate questions.

CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

     Based on the recommendation of the Audit Committee, effective July 10, 2002, the Board of Directors of the Company approved the dismissal of its independent auditors Arthur Andersen LLP (“Andersen”) and engaged Deloitte & Touche LLP to serve as the Company’s independent auditors for the fiscal year ending July 31, 2002.

     Andersen’s reports on the consolidated financial statements of the Company for the fiscal year ended July 31, 2001, did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the two most recent fiscal years and the subsequent interim periods through July 10, 2002, there were no disagreements between the Company and Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to Andersen’s satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their report on the Company’s financial statements for such periods; and there were no reportable events as listed in Item 304(a)(1)(v) of Regulation S-K.

     The Company has not, during the Company’s two most recent fiscal years or the subsequent interim periods through July 10, 2002, consulted with Deloitte & Touche LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed or the type of audit opinion that might be rendered on the Company’s financial statements, or (ii) any other matters or reportable events as listed in Items 304(a)(2)(i) and (ii) of Regulation S-K.

     The Company has provided Andersen with a copy of the foregoing disclosures, but has been informed by Andersen that it does not intend to provide a statement whether it agrees or disagrees with such disclosures, because it no longer has a partner remaining with the firm that has knowledge of relevant information. Accordingly, pursuant to Item 304T of Regulation S-K, no response from Andersen will be filed as an exhibit hereto.

PRINCIPAL ACCOUNTING FEES AND SERVICES

     Audit Fees. Fees paid to Deloitte and Touche LLP for the audit of the Company’s annual financial statements included in the registrant’s reports on Form 10-K and review of the financial statements included in the registrant’s reports on Form 10-Q were $117,000 for fiscal 2003.

     Financial Information Systems Design and Implementation Fees. There were no fees paid to Deloitte & Touche LLP during fiscal 2003 for financial information systems design and implementation.

     All Other Fees. Additional fees of $22,000 were paid to Deloitte & Touche LLP during fiscal 2003.

     The Audit Committee of the Board of Directors has determined that the services provided as disclosed above were compatible with maintaining the independence of Deloitte & Touche LLP.

STOCKHOLDER PROPOSALS

     The date by which proposals of Stockholders intended to be presented at the 2004 Annual Meeting of Stockholders must be received by the Company for inclusion in the Company’s Proxy Statement and form of Proxy relating to that meeting is August 6, 2004.

OTHER MATTERS

     The Board of Directors does not intend to bring any other matters before the Annual Meeting nor does it know of any matters which other persons intend to bring before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named as proxies in the accompanying Proxy will vote thereon in accordance with their best judgment.

     It is important that Proxies be returned promptly. Therefore, Stockholders who do not expect to attend the Annual Meeting in person are urged to sign the enclosed Proxy and mail it at their earliest convenience in the enclosed envelope for which no postage is needed if mailed in the United States.

EXHIBIT A

LOWRANCE ELECTRONICS, INC.
AUDIT COMMITTEE CHARTER

September 12, 20031

PURPOSE

The Audit Committee is appointed by the Board of Directors (the “Board”) to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the accounting and financial reporting processes, (3) the systems of internal accounting and financial controls, (4) the independent auditor’s qualifications and independence, (5) the performance of the Company’s independent auditors, and (6) the compliance by the Company with legal and regulatory requirements and ethical policies. The primary function of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities. The Audit Committee is responsible for creating and maintaining an open avenue of communication among the independent auditors, management, and the Board.

The policies and procedures of the Audit Committee must remain flexible in order to appropriately consider changing conditions and to ensure to the Board that the Company’s accounting and reporting practices are in accordance with requirements. Accordingly, the Audit Committee will review and reassess the adequacy of this Charter annually or more frequently, as conditions dictate, and recommend any proposed changes to the Board for approval.

The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the “Commission”) to be included in the Company’s annual proxy statement.

COMPOSITION

The Audit Committee shall be comprised of three or more directors as determined by the Board. The members of the Audit Committee shall meet the independence and experience requirements of the Nasdaq Stock Market, Inc., Section 10A(m)(3) of the Exchange Act, and the rules and regulations of the Commission.

The members of the Audit Committee shall be elected by the Board on the recommendation of the Nominating Committee and shall serve until their successors are duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Audit Committee may designate a Chair by majority vote of the full Audit Committee membership.

1	Originally adopted by the Board of Directors on May 31, 2000.

MEETINGS

The Audit Committee shall meet at least four times per year, and more frequently as circumstances or obligations of the Audit Committee require. The Audit Committee shall meet periodically with management and the independent accountants in separate executive sessions. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any of, or consultants to, the Committee.

The Chair of the Audit Committee will report to the Board following the meetings and is responsible for maintaining minutes and records of the meetings and activities of the Audit Committee.

AUTHORITY AND RESPONSIBILITIES

The Audit Committee shall be solely and directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee.

The Audit Committee shall preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the deminimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee.

The Audit Committee shall annually review the Audit Committee’s own performance.

The Audit Committee, to the extent it deems necessary or appropriate, shall:

Financial Statement and Disclosure Matters

1.	Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

2.	Review and discuss with management and the independent auditor the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor’s review of the quarterly financial statements.

3.	Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies.

4.	Review and discuss quarterly reports from the independent auditors on:

(a)	All critical accounting policies and practices to be used.

(b)	All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

(c)	Other material written communications between the independent auditor and management such as any management letter of schedule of adjusted differences.

5.	Discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

6.	Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

7.	Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

8.	Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on scope of activities or access to requested information, and any significant disagreements with management.

9.	Review disclosures made to the Audit Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

Oversight of the Company’s Relationship with the Independent Auditor

10.	Review and evaluate the lead partner of the independent auditor team.

11.	Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.

12.	Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

13.	Recommend to the Board policies for the Company’s hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

14.	Discuss with the national office of the independent auditor issues on which they were consulted by the Company’s audit team and matters of audit quality and consistency.

15.	Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

Oversight of the Company’s Internal Controls

16.	Review and discuss with management and the independent auditors the Company’s internal controls.

Compliance Oversight Responsibilities

17.	Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act has not been implicated.

18.	Obtain reports from management and the independent auditor that the Company and its subsidiary/foreign affiliated entities are in conformity with the applicable legal requirements and the Company’s Code of Ethics. Review reports and disclosures of insider and affiliated party transactions. Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Ethics.

19.	Establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

20.	Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company’s financial statements or accounting policies.

21.	Discuss with the Company’s General Counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

Limitation of Audit Committee’s Role

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

This Proxy when properly executed will be voted in the manner directed herein by the undersigned	Please ☐
Mark Here
for Address
Change or
Comments
SEE REVERSE SIDE

The Board of Directors recommends that you vote “FOR” proposals numbered 1 and 2.

1.	ELECTION OF FOUR DIRECTORS FOR A ONE-YEAR TERM. The undersigned directs that this Proxy be voted:

WITHHOLD AUTHORITY
☐	FOR all nominees	☐	to vote for all
	listed below (except as		nominees listed
	marked to the contrary)		below

01 Darrell J. Lowrance 02 Peter F. Foley, III 03 George W. Jones 04 M. Wayne Williams

(INSTRUCTION: To withhold authority to vote for one or more individual nominees, write the name of the nominee(s) in the space below.)

2.	PROPOSAL TO RATIFY THE SELECTION OF DELOITTE AND TOUCHE LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY FOR ITS FISCAL YEAR 2004. The undersigned directs that this Proxy be voted:	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	OTHER MATTERS. The undersigned directs that this Proxy be voted in such manner as the proxies named herein, or either of them, may direct, in their discretion, on any other matter that may properly come before the Annual Meeting or any adjournment thereof.

Dated                                                                                                      ,

Signature of Shareholder

Signature of Shareholder

NOTE: In the case of joint ownership, each such owner should sign. Executor, administrators, guardian, trustees, etc. should add their title as such and where more than one executor, etc. is named, a majority must sign. If the signer is a corporation please sign full corporate name by a duly authorized officer.

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PROXY

LOWRANCE ELECTRONICS, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE
HELD ON JANUARY 27, 2004

The undersigned hereby (a) acknowledges receipt of the Notice of Annual Meeting of Stockholders to be held in the Executive Room on the Upper Lobby Floor of the Adams’s Mark Hotel, 100 East Second Street, Tulsa, Oklahoma, on January 27, 2004, at 10:00 a.m., local time, and the Proxy Statement relating thereto and (b) appoints Darrell J. Lowrance and H. Wayne Cooper, or either of them, as proxies and attorneys with several powers of substitution, hereby revoking any prior Proxy, and hereby authorizes them or either of them to represent the undersigned and to vote as designated on the reverse side, all the shares of Common Stock of Lowrance Electronics, Inc. held of record by the undersigned on December 12, 2003, at the Annual Meeting of Stockholders and at any adjournment or adjournments thereof.

Address Change/Comments (Mark the corresponding box on the reverse side)

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